Exhibit 10.1

AMENDMENT NO. 1

to the

S.Y. BANCORP, INC. 2005 STOCK INCENTIVE PLAN

This Amendment No. 1 to the S.Y. Bancorp, Inc. 2005 Stock Incentive Plan (the "Plan") is dated as of April 21, 2010.

Recitals

A.        S.Y. Bancorp, Inc. (the "Company") maintains the Plan and has reserved the right to amend it from time to time, subject to approval by its shareholders of certain types of amendments.

B.        The Company desires to amend certain definitions and criteria in the Plan related to the application of Code Section 162(m) to certain Awards under the Plan, and to amend the Plan to increase the maximum number of shares of Common Stock available for grant of awards under the Plan.

Amendments

            NOW THEREFORE, the Plan is hereby amended as follows:

1.         This Amendment shall be effective as of the date it is approved by the shareholders of the Company (the "Effective Date")

2.          Section 2.17 of the Plan is amended to read in its entirety as follows:

2.17     "Named Executive" shall mean a "covered employee" as that term is defined in section 162(m)(3) of the Code and interpreted by the Internal Revenue Service.

3.          As of the Effective Date, Section 4.1 is amended to read in its entirety as follows:

4.1       Available Shares

Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be 1,435,000 shares of Common Stock.

The maximum number of shares of Common Stock that may be subject to all awards granted under the Plan to any one Participant during a calendar year is 40,000.  The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards to any one Participant during a calendar year is 20,000.

The maximum number of shares of Common Stock hat may be issued in the form of Incentive Stock Options shall be 1,435,000.

Shares of Common Stock issued pursuant to the Plan may be original issue or from shares of Stock which have been reacquired by the Company, or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine.

4.         As of the Effective Date, after disclosure to the Company's shareholders of the persons eligible for Awards, and the maximum amount that could be awarded to any participant per year in accordance with Section 4.1 of the Plan, Section 9.5(i) (related to permissible performance criteria for awards which the Committee elects to make exempt form the limitations of Code Section 162(m), is approved to read in its entirety as follows:

            (i)         Performance Criteria.  If a Stock Award is subject to this Section 9.5, then the lapsing of restrictions thereon and the distribution of Stock pursuant thereto, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following "performance criteria" for the Company as a whole or any business unit of the Company, as reported or calculated by the Company:

(i)         earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis);

(ii)        return on equity;

(iii)       return on assets;

(iv)       revenues;

(v)        expenses or expense levels;

(vi)       one or more operating ratios;

(vii)      stock price;

(viii)     stockholder return;

(ix)       the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

(x)        economic value added (together, the "Performance Criteria").

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee over a specified performance period that shall not be shorter than one year and otherwise within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m), or any successor provision thereto, and the regulations thereunder. Performance Criteria and other requirements for an Award shall be established in writing by the Committee based on one or more performance goals as set forth in this Section 9.5 not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. Subject to waivers as allowed by Section 9.5(Ii) below, the Committee shall certify attainment of the Performance Criteria before payment (or delivery of shares) is made with respect to the Award.

            IN WITNESS WHEREOF, a duly authorized officer of the Company has executed this Amendment to the Plan on behalf of the Company, as of the Effective Date.

S. Y. BANCORP, INC.

By:	/s/ David P. Heintzman

Name:	David P. Heintzman

Title:	Chairman and CEO